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                                                                    EXHIBIT 3.19
                            CERTIFICATE OF FORMATION

                                      OF

                          FIATALLIS NORTH AMERICA LLC

1.    The name of the limited liability company is Fiatallis North America LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.    This Certificate of Formation shall be effective on November 30, 2004.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Fiatallis North America LLC this 23rd day of November, 2004.

                                   /s/ Michel Lecomte
                                   -------------------------------------------
                                   Michel Lecomte, Authorized Person on behalf
                                   of Fiatallis North America LLC